                                   SCHEDULE II

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS (THE "ACTS"). NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR COMMON STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

                          ALL AMERICAN FOOD GROUP, INC.
                                WARRANT AGREEMENT

Issue Date:  December __, 1997


              1. Basic Terms. This Warrant Agreement (the "Warrant") certifies that, for value received, the registered holder specified below or its registered assigns ("Holder"), is the owner of __________________________(_____)
warrants of All American Food Group, Inc., a New Jersey corporation (the "Corporation") and is entitled, subject to the terms and conditions of this Warrant, including adjustments as provided herein, to purchase _______________ (____) shares of the Common Stock (the "Common Stock") of the Corporation from the Corporation at the price per share shown below (the "Exercise Price").

Holder:

Exercise Price per share: _____ Dollars and ___________ Cents ($____) per share

Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

         2. Corporation's Representations/Covenants. The Corporation represents and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and non-assessable and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant.

         3. Method of Exercise; Fractional Shares. This Warrant is exercisable at the option of the Holder in whole at any time or in part from time to time by surrendering this Warrant, on any business day during the period (the "Exercise Period") beginning on the issue date of this Warrant specified above and ending at 5:00 p.m. (South Plainfield, New Jersey time) five (5) years after the issue date. To exercise this Warrant, the Holder shall surrender this Warrant at the principal office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form of that attached hereto) and together with payment for the Common Stock purchased under this Warrant. The principal office of the Corporation is located at the address specified on the signature page of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder. At the option of the Holder payment shall be made either by check payable to the order of the Corporation or by wire transfer, or the Holder may elect to receive shares of Common Stock calculated pursuant to paragraph 4. Upon the partial exercise of this Warrant, the Corporation shall issue to the Holder a new Warrant of the same tenor and date, and for the balance of the number of shares of Common Stock not purchased upon such partial exercise and any previous exercises. This Warrant is not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share.

         4. Cashless Exercise.

                  (a) The Holder may, upon any full or partial exercise of this Warrant, pay the Exercise Price applicable to such exercise by delivering this Warrant and receiving from the Corporation in return therefor the number of shares of Common Stock as to which the Warrant is being exercised which have a fair market value on the date of exercise equal to the fair market value of the Warrant as established in paragraph 4(b).

                  (b) The fair market value of this Warrant shall mean the fair market value of the Common Stock purchasable under this Warrant minus the Exercise Price of this Warrant.

                  (c) The fair market value of the Common Stock is, if the Common Stock is traded on a national securities exchange or in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the daily market prices of such stock on the ten (10) trading days immediately preceding the date as of which such value is to be determined. The market price for each such trading day shall be average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or if there have not been sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if the Common Stock is not so listed, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the fair market value shall be the higher of (i) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the Corporation (which may be the Corporation's regular independent accountants), as of the last day of any month ending within sixty days preceding the date as of which the determination is to be made; or (ii) the fair market value thereof, which shall be reasonably determined by the Corporation and the Holder as of a date which is within fifteen days of the date as of which the determination is to be made.

         5. Protection Against Dilution. The number of shares of Common Stock purchasable under this Warrant, and the Exercise Price, shall be adjusted as set forth as follows. If at any time or from time to time after the date of this Warrant, the Corporation:

                           (i) takes a record of the holders of its outstanding
shares of Common Stock for the purposes of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

                           (ii) subdivides its outstanding shares of Common
Stock into a larger number of shares of Common Stock. or

                           (iii) combines its outstanding shares of Common Stock
into a smaller number of shares of Common Stock;

then, and in each such case, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event and (B) the denominator of which is the total number of outstanding shares of Common Stock immediately after such event.

                  Upon each adjustment in the Exercise Price under this Warrant such number of shares of Common Stock purchasable under this Warrant shall be adjusted by multiplying the number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price in effect upon such adjustment.

         6. Adjustment for Reorganization, Consolidation, Merger, Etc.

         (a) During the Exercise Period, the Corporation shall, prior to consummation of a consolidation with or merger into another corporation, or conveyance of all or substantially all of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term "successor corporation"), or agreement to so consolidate, merge or convey assets, require the successor corporation to assume, by written instrument delivered to the Holder, the obligation to issue and deliver to such Holder such shares of stock, securities or property as, in accordance with the provisions of paragraph 6(b), the Holder shall be entitled to purchase or receive

         (b) In the case of any capital reorganization or reclassification of the Common Stock of the Corporation (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) during the Exercise Period or in case, during the Exercise Period, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, the Holder, upon exercise, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock of the Corporation (or such other corporation), the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Corporation (or such other corporation) as is allocable to the shares of Common Stock then called for by this Warrant as if the Holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph 4 of this Warrant.

         7. Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

         8. Dissolution, Liquidation. In case the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with a reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed, the Corporation shall give at least thirty days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

         9. Rights of Holder. The Corporation shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the Shares purchasable under this Warrant until, and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Corporation.

         10. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

         11. Substitution. Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

         12. Restrictions on Transfer. Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act or any other securities laws (the "Acts"). Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Stock purchasable hereunder, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. If the Holder seeks an opinion as to transfer without registration from Holder's counsel, the Corporation shall provide such factual information to Holder's counsel as Holder's counsel reasonably request for the purpose of rendering such opinion. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

         13. Transfer. Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant, properly endorsed.

         14. Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

         15. Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

         16. Headings. The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect-the meaning or construction of any of the provisions of this Warrant.

         17. Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation and the Holder.

         18. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to its principles governing conflicts of law.

                                       ALL AMERICAN FOOD GROUP, INC.,
                                           a New Jersey corporation

                                       By:____________________________________
                                           Authorized Officer

                                       Printed Name:__________________________
                                       Title:_________________________________

                                       104 New Era Drive
                                       South Plainfield, New Jersey 07080

                          ALL AMERICAN FOOD GROUP, INC.
                                Form of Transfer


(To be executed by the Holder to transfer the Warrant)


For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:

Names of                                          Number of shares
Assignee         Address       Taxpayer ID No.    subject  to   transferred
--------         -------       ---------------    -------------------------
                                                  Warrant
                                                  -------




The undersigned registered holder further irrevocably appoints ______________ __________________________________________________ attorney (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.



Date:______________________   __________________________________________
                                    Signature

                          ALL AMERICAN FOOD GROUP, INC.
                                  Exercise Form

                    (To be executed by the Holder to purchase
                      Common Stock pursuant to the Warrant)


         The undersigned holder of the attached Warrant hereby: (1) irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ___________ shares of Common Stock of All American Food Group, Inc., a New Jersey corporation, and encloses a check or has wired payment of $___________________________ therefor; (2) requests that a certificate for the shares be issued in the name of the undersigned; and (3) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.



Date:______________________   __________________________________________
                                    Signature